                                                                   Exhibit 99(a)

                             BANC ONE CORPORATION
                        PRO FORMA FINANCIAL INFORMATION

On April 10, 1998, First Chicago NBD Corporation (the "Corporation" or "FCNBD") and BANC ONE CORPORATION ("ONE") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which, subject to the conditions and upon the terms stated therein, the Corporation and ONE will each merge into a new company ("Newco") organized to effect the merger (such mergers, collectively, the "Merger"). Newco will be renamed BANC ONE CORPORATION ("BANC ONE").

In accordance with the Agreement, each share of the common stock, without par value, of ONE ("ONE Common Stock") outstanding immediately prior to the effective time of the Merger (the "Effective Time") will at the Effective Time be converted into one share of the common stock, without par value, of Newco ("Newco Common Stock"), and each share of the common stock, par value $1.00 per share, of the Corporation ("FCN Common Stock") outstanding immediately prior to the Effective Time will at the Effective Time be converted into the right to receive 1.62 shares of Newco Common Stock. In addition, each share of the Corporation's Preferred Stock with Cumulative and Adjustable Dividends, Series B, and Preferred Stock with Cumulative and Adjustable Dividends, Series C, in each case outstanding immediately prior to the Effective Time, will be converted into the right to receive one share of a series of corresponding preferred stock of Newco with substantially the same terms.

Consummation of the transactions contemplated by the Agreement is subject to the terms and conditions contained in the Agreement, including among other things, the receipt of approval of the Merger by the respective shareholders of the Corporation and ONE at meetings of the shareholders of the Corporation and ONE that are expected to take place in the third quarter of 1998.

It is anticipated that the Merger will be accounted for as a pooling-of-interests. The Corporation's stock repurchase program has been rescinded. The following pro forma financial information giving effect to the Merger, accounted for as a pooling-of-interests, includes: (i) the unaudited pro forma condensed combined balance sheet as of March 31, 1998, and (ii) the unaudited pro forma condensed combined statements of income for the three months ended March 31, 1998 and 1997. The pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of the Corporation and ONE.

The pro forma financial information does not give effect to ONE's pending acquisition of First Commerce Corporation, a multibank holding company headquartered in New Orleans, Louisiana, as the acquisition is not material to ONE.

The pro forma financial statements and the notes thereto included in this Current Report on Form 8-K, and the exhibits hereto, contain certain estimates and projections regarding the Corporation, ONE and the combined company following the Merger, including without limitation estimates and projections relating to the pro forma business and assets of the combined company, the cost savings, revenue increases, and restructuring charges expected as a result of the Merger and the expected impact of the transaction on earnings per share of the constituent corporations. These estimates and projections constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those in such statements.

Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, risks and uncertainties related to the consummation and execution of the contemplated transaction (including integration activities), as well as: (i) the strength of the U.S. economy in general and the strength of the local economies in which operations are conducted; (ii) the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (iii) inflation, interest rate, market and monetary fluctuations; (iv) the timely development of and acceptance of new products and services and perceived overall value of these products and services by users; (v) changes in consumer spending, borrowing and saving habits; (vi) technological changes (including "Year 2000" data systems compliance issues); (vii) acquisitions and integration of acquired businesses; (viii) the ability to increase market share and control expenses;
(ix) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Corporation, ONE and the combined company after the Merger, and their respective subsidiaries and competitors, must comply; (x) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board; (xi) changes in the organization, compensation and benefit plans of the Corporation, ONE and the combined company after the Merger, and their respective subsidiaries; (xii) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; and (xiii) the success of the Corporation, ONE and the combined company after the Merger at managing the risks involved in the foregoing.

Such forward-looking statements speak only as of the date on which such statements are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made to reflect the occurrence of unanticipated events.

                             BANC ONE CORPORATION

                  PRO FORMA CONDENSED COMBINED BALANCE SHEET

                             AS OF MARCH 31, 1998

                                  (UNAUDITED)

The following pro forma condensed combined balance sheet as of March 31, 1998, is presented to show the impact on the Corporation's historical financial condition of the merger with ONE. The Merger has been reflected under the pooling-of-interests method of accounting.

=================================================================================================================
BANC ONE CORPORATION
PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 1998
(in millions)                                                Corporation        ONE        Pro forma    Pro forma
                                                            (as reported)  (as reported)  adjustments    BANC ONE
-----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks-noninterest bearing.............      $  7,907       $  6,880   $              $ 14,787
Short-term investments..................................        12,898          1,275                    14,173
Trading account assets..................................         3,841          1,397                     5,238
Investment securities...................................        11,594         17,500                    29,094
Loans, net of allowance for credit losses...............        68,182         81,035                   149,217
Other assets............................................        10,382          8,234                    18,616
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS............................................       114,804        116,321                   231,125
-----------------------------------------------------------------------------------------------------------------
Liabilities
Deposits:
  Noninterest bearing...................................        20,007         18,880                    38,887
  Interest bearing......................................        48,163         59,036                   107,199
-----------------------------------------------------------------------------------------------------------------
Total deposits..........................................        68,170         77,916                   146,086
Short term borrowings...................................        20,634         12,885                    33,519
Long term debt..........................................        10,294         11,591                    21,885
Other liabilities.......................................         7,700          3,463           837      12,000
-----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES.......................................       106,798        105,855           837     213,490
STOCKHOLDERS' EQUITY
Preferred stock.........................................           190            100                       290
Common stock............................................           320          3,237          (320)      5,563
                                                                                              2,326
Surplus.................................................         1,960          6,690        (1,960)      4,542
                                                                                             (2,148)
Retained earnings.......................................         7,699            510          (837)      7,372
Other...................................................           (61)           124             -          63
Less: Treasury stock....................................        (2,102)          (195)        2,102        (195)
-----------------------------------------------------------------------------------------------------------------
     STOCKHOLDERS' EQUITY...............................         8,006         10,466          (837)     17,635
-----------------------------------------------------------------------------------------------------------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.........      $114,804       $116,321   $        -     $231,125
=================================================================================================================

See accompanying notes to pro forma financial information.

                             BANC ONE CORPORATION

               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

The following unaudited pro forma condensed combined statements of income are presented to show the impact on the Corporation's historical results of operations of the proposed merger with ONE. Such statements assume that the companies had been combined for each period presented.


=========================================================================================================================
BANC ONE CORPORATION
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 1998
(in millions, except per share data)
UNAUDITED                                           Corporation                    ONE                     Pro Forma
                                                   (as reported)              (as reported)                BANC ONE
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans (including fees)........................               $1,460                     $2,028                   $  3,488
Securities, including trading.................                  214                        263                        477
Other.........................................                  190                         10                        200
                                              ---------------------      ---------------------      ---------------------
Total.........................................                1,864                      2,301                      4,165

INTEREST EXPENSE
Deposits......................................                  558                        630                      1,188
Borrowings....................................                  445                        350                        795
                                              ---------------------      ---------------------      ---------------------
Total.........................................                1,003                        980                      1,983

NET INTEREST INCOME...........................                  861                      1,321                      2,182
Provision for credit losses...................                  179                        203                        382
                                              ---------------------      ---------------------      ---------------------
Net Interest Income After
 Provision for Credit Losses..................                  682                      1,118                      1,800
Noninterest Income
Credit card fee revenue.......................                  234                        492                        726
Deposit fees..................................                  108                        184                        292
Other.........................................                  397                        461                        858
                                              ---------------------      ---------------------      ---------------------
Total.........................................                  739                      1,137                      1,876

NONINTEREST EXPENSE
Salaries and employee benefits................                  440                        634                      1,074
Other operating expense.......................                  408                        859                      1,267
                                              ---------------------      ---------------------      ---------------------
Total.........................................                  848                      1,493                      2,341

INCOME BEFORE INCOME TAXES....................                  573                        762                      1,335
Applicable income taxes.......................                  190                        244                        434
                                              ---------------------      ---------------------      ---------------------
NET INCOME....................................               $  383                     $  518                   $    901
                                              ---------------------      ---------------------      ---------------------
COMMON SHARE DATA
Net income
Basic.........................................               $ 1.32                     $ 0.80                   $   0.81
Diluted.......................................                 1.30                       0.79                       0.79

WEIGHTED AVERAGE SHARES
Basic.........................................                288.1                      643.1                    1,109.9
Diluted.......................................                293.0                      655.5                    1,130.2
=========================================================================================================================

See accompanying notes to pro forma financial information.


=========================================================================================================================
BANC ONE CORPORATION
Pro Forma Condensed Combined Statement of Income
For the Three Months Ended March 31, 1997
(in millions, except per share data)
UNAUDITED                                           Corporation                    ONE                     Pro Forma
                                                   (as reported)              (as reported)                BANC ONE
-------------------------------------------------------------------------------------------------------------------------
INTEREST INCOME
Loans (including fees)........................               $1,401                     $2,014                   $  3,415
Securities, including trading.................                  172                        299                        471
Other.........................................                  161                         11                        172
                                                     --------------             --------------             --------------
Total.........................................                1,734                      2,324                      4,058

INTEREST EXPENSE
Deposits......................................                  499                        623                      1,122
Borrowings....................................                  359                        343                        702
                                                     --------------             --------------             --------------
Total.........................................                  858                        966                      1,824

NET INTEREST INCOME...........................                  876                      1,358                      2,234
Provision for credit losses...................                  187                        272                        459
                                                     --------------             --------------             --------------
Net Interest Income After
 Provision for Credit Losses..................                  689                      1,086                      1,775

NONINTEREST INCOME
Credit card fee revenue.......................                  234                        288                        522
Deposit fees..................................                  109                        166                        275
Other.........................................                  336                        353                        689
                                                     --------------             --------------             --------------
Total.........................................                  679                        807                      1,486

NONINTEREST EXPENSE
Salaries and employee benefits................                  425                        568                        993
Other operating expense.......................                  375                        741                      1,116
                                                     --------------             --------------             --------------
Total.........................................                  800                      1,309                      2,109

INCOME BEFORE INCOME TAXES....................                  568                        584                      1,152
Applicable income taxes.......................                  188                        202                        390
                                                     --------------             --------------             --------------
NET INCOME....................................               $  380                     $  382                   $    762
                                                     --------------             --------------             --------------
COMMON SHARE DATA
Net income
Basic.........................................               $ 1.19                     $ 0.60                   $   0.66
Diluted.......................................                 1.17                       0.58                       0.64

WEIGHTED AVERAGE SHARES
Basic.........................................                312.1                      622.6                    1,128.2
Diluted.......................................                320.8                      655.6                    1,175.3
=========================================================================================================================

See accompanying notes to pro forma financial information.

                             BANC ONE CORPORATION

                         NOTES TO UNAUDITED PRO FORMA

                    CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1.  Basis of Presentation

The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. It is anticipated that the Merger will be consummated in the fourth quarter of 1998. Certain reclassifications have been included in the unaudited pro forma condensed combined balance sheet and statements of income to conform statement presentations.

Note 2.  Accounting Policies

The Corporation is still in the process of reviewing its accounting policies in light of those employed by ONE. As a result of this review, certain conforming accounting adjustments may be necessary. The nature and extent of such adjustments have not been determined but are not expected to be significant.

Note 3.  Merger-Related Effects

Management estimates that the restructuring charge for costs related to or resulting from the Merger will be approximately $1.25 billion. The pro forma condensed combined income statement does not reflect the impact of this charge due to its nonrecurring nature.

The pro forma condensed combined financial statements do not reflect any benefits from potential cost savings and revenue enhancements in connection with the Merger.

Note 4.  Pro Forma Adjustments

Pro forma adjustments to common shares and surplus at March 31, 1998, reflect the Merger accounted for as a pooling-of-interests, through the exchange of
465.2 million shares of BANC ONE common stock (using the common exchange ratio of 1.62) for the 287.2 million outstanding common shares of the Corporation.


The pro forma entry is displayed below (in millions):

     Dr. Common Stock (FCNBD)                      $  320

     Dr. Surplus (FCNBD)                            1,960

          Cr. Treasury Stock (FCNBD)                            $2,102

          Cr. Common Stock (ONE)                                 2,326

     Dr. Surplus (ONE)                              2,148



Based on management's current estimate of merger- and restructure-related charges, the following adjustment was made to the pro forma condensed combined balance sheet as of March 31, 1998.

     Dr. Retained Earnings                           $837

     Dr. Other Liabilities-Taxes Payable              413

          Cr. Other Liabilities-Merger Reserve                  $1,250


Note 5.  Additional Transaction

The pro forma financial statements do not give effect to ONE's pending acquisition of First Commerce Corporation as the acquisition is not material to ONE.